Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, January 19, 2022

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $57.1 million, or $1.70 diluted earnings per share, for the fourth quarter of 2022 compared to net income of $38.2 million, or $1.15 diluted earnings per share, for the fourth quarter of 2021. Net income for the year ended December 31, 2022 was $193.1 million, or $5.77 diluted earnings per share, compared to $167.6 million, or $5.03 diluted earnings per share, for the year ended December 31, 2021.

The Company’s net interest income for the fourth quarter of 2022 increased to $110.4 million from $75.9 million for the quarter ended December 31, 2021. Rising short-term interest rates and loan growth drove the increase. The net interest margin for the quarter was 3.83% compared to 2.87% a year ago. The margin for the fourth quarter of 2021 included $4.7 million in PPP fees.

For the fourth quarter of 2022, the Company recorded a provision for credit losses of $3.8 million compared to a net benefit from reversal of provisions for credit losses of $224,000 for the quarter ended December 31, 2021. The Company believes there is a modest probability of a mild to moderate economic downturn in Oklahoma and Texas and therefore considers the current CECL reserve as a percentage of loans is appropriate.

Noninterest income for the quarter totaled $48.2 million up from $45.7 million last year. The increase in noninterest income in 2022 was mostly attributable to $4.0 million in sweep fees earned as yields have increased on the underlying mutual funds. Noninterest income for the fourth quarter included $3.8 million of income from an equity interest received from a debt previously contracted compared to $3.3 million of income from the same source in the fourth quarter of 2021.Total noninterest expense for the current quarter was $84.6 million, up from $76.8 million for the fourth quarter last year. The current quarter increase included a write down on other real estate owned of $3.7 million, additional expense from the Worthington acquisition, and salary increases. In addition, the fourth quarter of 2022 included $500,000 of amortization from investment in tax credits compared to $2.1 million of amortization from investment in tax credits for the fourth quarter of 2021.

The Company’s effective tax rate was 18.55% compared to 15.25% for the fourth quarter of 2021. The effective tax rates for both quarters were lower due to the recognition of the aforementioned tax credits.

At December 31, 2022, the Company’s total assets were $12.4 billion compared to $9.4 billion at December 31, 2021. Deposits totaled $11.0 billion, an increase of $2.9 billion from December 31, 2021. The growth in assets was driven by customer deposits that remained in the bank that had been swept into off-balance sheet money market accounts at year-end 2021. Off-balance sheet sweep accounts totaled $3.7 billion at December 31, 2022 compared to $5.1 billion at December 31, 2021. Loans totaled $6.9 billion compared to $6.2 billion at December 31, 2021. Loan growth during 2022, net of acquired loans and PPP loan runoffs, was $578 million, or 9%. Stockholders’ equity was $1.3 billion, an increase of $79.1 million over December 31, 2021.

Asset quality remained strong as nonaccrual loans declined to $15.3 million, representing 0.22% of total loans at December 31, 2022 compared to 0.34% at year-end 2021. The allowance for credit losses to total loans was 1.33% at December 31, 2022, down slightly from 1.36% at the end of 2021. Net charge-offs for the quarter were 0.01% of average loans, compared to 0.03% of average loans for the fourth quarter of 2021.

BancFirst Corporation CEO David Harlow commented, “Beginning with our first quarter acquisition of Worthington and followed by strong organic loan growth and margin expansion during the balance of the year, the Company reported record earnings in 2022. Our deposit franchise has held up well with total deposits essentially flat since rates began increasing in March. We believe the Federal Reserve will ultimately be successful in its goal to slow the economy and reduce inflation; however, our outlook for 2023 anticipates a more mild contraction for our region of the country when compared to the U.S. as a whole.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 107 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with three banking locations in Dallas, Texas and Worthington Bank with one location in Arlington, Texas, one location in Colleyville, Texas and two Fort Worth, Texas locations. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2022	2022	2021
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$110,352	$100,947	$86,867	$75,507	$75,898
Provision for (benefit from) credit losses	3,776	2,863	501	2,936	(224)
Noninterest income:
Trust revenue	4,065	4,125	3,949	3,506	3,336
Service charges on deposits	21,603	22,161	21,618	21,375	22,095
Securities transactions	1,116	966	-	(3,915)	630
Income from sales of loans	657	969	1,256	1,666	1,545
Insurance commissions	6,656	7,498	5,302	7,427	6,075
Cash management	6,124	5,624	4,447	3,131	3,115
Other	7,947	7,988	6,026	10,460	8,897
Total noninterest income	48,168	49,331	42,598	43,650	45,693

Noninterest expense:
Salaries and employee benefits	48,019	47,741	45,284	43,932	42,887
Occupancy expense, net	5,259	4,930	4,734	4,403	4,521
Depreciation	4,566	4,612	4,647	4,775	4,708
Amortization of intangible assets	880	880	857	831	759
Data processing services	1,928	1,876	1,975	1,805	1,663
Net (income) expense from other real estate owned	6,235	2,392	(510)	1,794	2,412
Marketing and business promotion	2,465	1,945	1,591	2,073	2,080
Deposit insurance	1,209	1,202	1,196	1,128	968
Other	14,044	13,500	13,943	11,771	16,783
Total noninterest expense	84,605	79,078	73,717	72,512	76,781
Income before income taxes	70,139	68,337	55,247	43,709	45,034
Income tax expense	13,013	12,985	10,540	7,794	6,866
Net income	$57,126	$55,352	$44,707	$35,915	$38,168
Per Common Share Data:
Net income-basic	$1.74	$1.69	$1.36	$1.10	$1.17
Net income-diluted	1.70	1.65	1.34	1.08	1.15
Cash dividends declared	0.40	0.40	0.36	0.36	0.36
Common shares outstanding	32,875,560	32,856,387	32,781,198	32,725,587	32,603,118
Average common shares outstanding -
Basic	32,868,087	32,825,931	32,749,752	32,666,916	32,585,784
Diluted	33,503,937	33,536,558	33,418,482	33,315,333	33,180,680
Performance Ratios:
Return on average assets	1.82%	1.75%	1.42%	1.22%	1.33%
Return on average stockholders’ equity	18.62	18.13	15.14	12.33	13.02
Net interest margin	3.83	3.48	3.05	2.78	2.87
Efficiency ratio	53.37	52.62	56.94	60.85	63.15

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2022	2021
Condensed Income Statements:
Net interest income	$373,673	$315,657
Provision for (benefit from) credit losses	10,076	(8,690)
Noninterest income:
Trust revenue	15,645	12,912
Service charges on deposits	86,757	83,425
Securities transactions	(1,833)	1,047
Income from sales of loans	4,548	7,282
Insurance commissions	26,883	23,745
Cash management	19,326	12,313
Other	32,421	29,308
Total noninterest income	183,747	170,032

Noninterest expense:
Salaries and employee benefits	184,976	166,723
Occupancy expense, net	19,326	18,483
Depreciation	18,600	16,925
Amortization of intangible assets	3,448	3,116
Data processing services	7,584	6,735
Net expense from other real estate owned	9,911	9,089
Marketing and business promotion	8,074	7,403
Deposit insurance	4,735	3,456
Other	53,258	54,051
Total noninterest expense	309,912	285,981
Income before income taxes	237,432	208,398
Income tax expense	44,332	40,768
Net income	$193,100	$167,630
Per Common Share Data:
Net income-basic	$5.89	$5.12
Net income-diluted	5.77	5.03
Cash dividends declared	1.52	1.40
Common shares outstanding	32,875,560	32,603,118
Average common shares outstanding -
Basic	32,778,355	32,716,099
Diluted	33,439,496	33,314,146
Performance Ratios:
Return on average assets	1.56%	1.54%
Return on average stockholders’ equity	16.11	14.88
Net interest margin	3.29	3.15
Efficiency ratio	55.60	58.88

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2022	2022	2021
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$12,387,863	$12,452,378	$12,530,073	$12,624,431	$9,405,612
Interest-bearing deposits with banks	2,909,861	3,106,279	3,590,311	3,816,532	1,821,203
Debt securities	1,540,604	1,521,645	1,205,894	1,211,668	534,500
Total loans	6,949,795	6,832,595	6,620,643	6,504,477	6,194,218
Allowance for credit losses	(92,728)	(89,871)	(86,935)	(87,239)	(83,936)
Deposits	10,974,228	11,058,940	11,142,688	11,250,971	8,091,914
Stockholders' equity	1,250,836	1,195,149	1,185,695	1,167,802	1,171,734
Book value per common share	38.05	36.37	36.17	35.68	35.94
Tangible book value per common share (non-GAAP)(1)	31.90	30.20	29.90	29.51	30.80
Balance Sheet Ratios:
Average loans to deposits	62.25%	59.62%	58.66%	59.72%	60.16%
Average earning assets to total assets	92.14	91.58	90.89	91.92	92.13
Average stockholders' equity to average assets	9.80	9.63	9.40	9.86	10.19
Asset Quality Data:
Past due loans	$7,085	$3,167	$4,771	$6,360	$4,964
Nonaccrual loans (5)	15,299	11,962	13,712	17,453	20,892
Restructured loans	2,234	2,249	2,174	2,345	3,665
Total nonperforming and restructured loans	24,618	17,378	20,657	26,158	29,521
Other real estate owned and repossessed assets	36,936	39,419	39,209	39,729	39,553
Total nonperforming and restructured assets	61,554	56,797	59,866	65,887	69,074
Nonaccrual loans to total loans	0.22%	0.18%	0.21%	0.27%	0.34%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.22	0.18	0.21	0.27	0.34
Nonperforming and restructured loans to total loans	0.35	0.25	0.31	0.40	0.48
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.35	0.25	0.31	0.40	0.48
Nonperforming and restructured assets to total assets	0.50	0.46	0.48	0.52	0.73
Allowance to total loans	1.33	1.32	1.31	1.34	1.36
Allowance to total Non-PPP loans (non-GAAP)(3)	1.33	1.32	1.31	1.35	1.37
Allowance to nonaccrual loans	606.10	751.32	634.01	499.83	401.76
Allowance to nonperforming and restructured loans	376.67	517.17	420.84	333.51	284.33
Net charge-offs to average loans	0.01	0.00	0.01	0.00	0.03

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,250,836	$1,195,149	$1,185,695	$1,167,802	$1,171,734
Less goodwill	182,055	182,055	183,639	176,563	149,922
Less intangible assets, net	19,983	20,863	21,743	25,456	17,566
Tangible stockholders’ equity (non-GAAP)	$1,048,798	$992,231	$980,313	$965,783	$1,004,246
Common shares outstanding	32,875,560	32,856,387	32,781,198	32,725,587	32,603,118
Tangible book value per common share (non-GAAP)	$31.90	$30.20	$29.90	$29.51	$30.80

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,949,795	$6,832,595	$6,620,643	$6,504,477	$6,194,218
Less PPP loans	1,131	1,140	3,206	30,605	80,412
Total Non-PPP loans (non-GAAP)	$6,948,664	$6,831,455	$6,617,437	$6,473,872	$6,113,806

Nonaccrual loans (5)	15,299	11,962	13,712	17,453	20,892
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.22%	0.18%	0.21%	0.27%	0.34%
Total nonperforming and restructured loans	24,618	17,378	20,657	26,158	29,521
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.35%	0.25%	0.31%	0.40%	0.48%
Allowance for credit losses	(92,728)	(89,871)	(86,935)	(87,239)	(83,936)

Allowance to total Non-PPP loans (non-GAAP)	1.33%	1.32%	1.31%	1.35%	1.37%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4) Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $4.7 million of nonaccrual loans at December 31, 2022.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Twleve Months Ended
	December 31, 2022			December 31, 2022
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,861,657	$97,667	5.65%	$6,611,617	$336,739	5.09%
Debt securities – taxable	1,526,241	8,740	2.27	1,295,762	24,456	1.89
Debt securities – tax exempt	3,530	29	3.29	3,877	118	3.03
Interest bearing deposits with banks and FFS	3,057,092	29,449	3.82	3,450,093	58,931	1.71
Total earning assets	11,448,520	135,885	4.71	11,361,349	420,244	3.70

Nonearning assets:
Cash and due from banks	227,292			260,028
Interest receivable and other assets	840,115			865,744
Allowance for credit losses	(90,599)			(87,567)
Total nonearning assets	976,808			1,038,205
Total assets	$12,425,328			$12,399,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$953,143	$1,203	0.50%	$957,719	$2,049	0.21%
Savings deposits	4,306,704	21,278	1.96	4,280,052	35,598	0.83
Time deposits	689,953	1,918	1.10	672,179	4,318	0.64
Short-term borrowings	1,162	11	3.81	4,333	60	1.39
Subordinated debt	86,033	1,031	4.75	86,013	4,122	4.79
Total interest bearing liabilities	6,036,995	25,441	1.67	6,000,296	46,147	0.77

Interest free funds:
Noninterest bearing deposits	5,073,241			5,097,813
Interest payable and other liabilities	97,914			102,691
Stockholders’ equity	1,217,178			1,198,754
Total interest free funds	6,388,333			6,399,258
Total liabilities and stockholders’ equity	$12,425,328			$12,399,554
Net interest income		$110,444			$374,097
Net interest spread			3.04%			2.93%
Effect of interest free funds			0.79%			0.36%
Net interest margin			3.83%			3.29%